As filed with the Securities and Exchange Commission on September 5, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KWESST MICRO SYSTEMS INC.

(Exact Name of Registrant as Specified in Its Charter)

British Columbia	3080	98-1650180
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Province of Ontario		Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)

155 Terence Matthews Crescent,
Unit #1, Ottawa, Ontario, K2M 2A8
(613) 241-1849

(Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

C T Corporation System

1015 15th Street N.W., Suite 1000

Washington, DC 20005

(202) 572-3133

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies of communications to:

Richard Raymer

Dorsey & Whitney LLP

Toronto-Dominion Centre

66 Wellington St West, Suite 3400

Toronto, ON M5K 1E6, Canada

(416) 367-7370

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.† ☐

† The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

______________________________

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the United States Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 5, 2024

PROSPECTUS

Up to 5,068,625 Common Shares

KWESST Micro Systems Inc.

This Prospectus relates to the offer and sale of up to 5,068,625 common shares (the "Common Shares") of KWESST Micro Systems Inc. (the "Company") underlying certain investor warrants (the "Investor Warrants") and placement agent's warrants (the "Placement Agent's Warrants" and together with the Investor Warrants, the "Warrants") held by the selling securityholders named herein (the "Selling Securityholders"). The Investor Warrants were sold by the Company in a private placement pursuant to a securities purchase agreement dated August 9, 2024 by and among the Company and certain of the Selling Securityholders and the Placement Agent's Warrants were issued to designees of H.C. Wainwright & Co., LLC, the placement agent in connection with the private placement and concurrent registered direct offering.

The exercise price of the Warrants is US$0.25 per share. The Selling Securityholders, or its respective transferees, pledgees, donees or other successors-in-interest, may sell the Common Shares through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. Selling Securityholders may sell any, all or none of the securities offered by this Prospectus, and we do not know when or in what amount the Selling Securityholders may sell their Common Shares hereunder following the effective date of this registration statement. See "Plan of Distribution."

The Selling Securityholders are identified herein. No Common Shares are being registered hereunder for sale by us. We will not receive any proceeds from the sale of the Common Shares by the Selling Securityholders. All net proceeds from the sale of the Common Shares covered by this Prospectus will go to the respective Selling Securityholder. However, we may receive the proceeds from any exercise of Warrants if the holders do not exercise the Warrants on a cashless basis. See "Use of Proceeds."

Our Common Shares are listed for trading the Nasdaq Capital Market (the "Nasdaq") under the stock symbol "KWE", listed for trading on the TSX Venture Exchange (the "TSXV") under the stock symbol "KWE.V", and listed on the Frankfurt Stock Exchange under the stock symbol of "62U".

On September 3, 2024, the closing price of our Common Shares on Nasdaq was $0.144 per share.

We are an emerging growth company and a smaller reporting company under Rule 405 of the United States Securities Act of 1933, as amended (the "Securities Act"), and, as such, have elected to comply with certain reduced public company reporting requirements for this Prospectus and the documents incorporated by reference herein and in future filings.

Investing in these securities involves certain risks. See "Risk Factors" on page 10 of this Prospectus, as well as the risk factors incorporated by reference into this Prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

We have prepared this Prospectus in accordance with United States disclosure requirements. Our financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board and thus may not be comparable to financial statements of United States companies.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is          , 2024

ABOUT THIS PROSPECTUS

This Prospectus is part of a registration statement on Form F-3 that we filed with the United States Securities and Exchange Commission (the "SEC"). You should read this Prospectus, including the documents incorporated by reference, and the related registration statement carefully. This Prospectus and registration statement contain important information you should consider when making your investment decision.

You should rely only on the information that we have provided in this Prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Prospectus, including the documents incorporated by reference, and any applicable prospectus supplement. You must not rely on any unauthorized information or representation. This Prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this Prospectus, including the documents incorporated by reference, and any applicable prospectus supplement is accurate only as of the date on the front of the document, regardless of the time of delivery of this Prospectus, any applicable prospectus supplement, or any sale of Common Shares.

Except as otherwise indicated, references in this Prospectus to "KWESST," "Company," "we," "us" and "our"  refer to KWESST Micro Systems Inc. and its consolidated subsidiaries.

Enforceability of Civil Liabilities

We are incorporated under the laws of British Columbia. Some of our directors and officers, and the experts named in this Prospectus, are residents of Canada or otherwise reside outside of the United States, and all or a substantial portion of their assets, and all or a substantial portion of our assets, are located outside of the United States. We have appointed an agent for service of process in the United States, but it may be difficult for shareholders who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for shareholders who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States. There can be no assurance that United States investors will be able to enforce against us, members of our Board of Directors (the "Board"), officers or certain experts named herein who are residents of Canada or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws.

Financial Information and Currency

Unless otherwise indicated, all references in this Prospectus, and the documents incorporated by reference herein, to "dollars" or "CAD" or "$" are to Canadian dollars and all references to "USD" or "US$" are to United States dollars.

Exchange Rates

The following tables set forth the annual average exchange rates for the year ended September 30, 2023, September 30, 2022 and September 30, 2021, and the monthly average exchange rates for each month during the previous twelve months, as supplied by the Bank of Canada. These exchange rates are expressed as one United States dollar converted into Canadian dollars.

Period	Average
Year Ended September 30, 2023	1.3486
Year Ended September 30, 2022	1.2772
Year Ended September 30, 2021	1.2644

Month Ended	Average
August 31, 2024	1.3652
July 31, 2024	1.3712
June 30, 2024	1.3704
May 31, 2024	1.3670
April 30, 2024	1.3674
March 31, 2024	1.3539
February 29, 2024	1.3450
January 31, 2024	1.3425
December 31, 2023	1.3431
November 30, 2023	1.3709
October 31, 2023	1.3717
September 30, 2023	1.3535

The daily average exchange rate on September 3, 2024 as reported by the Bank of Canada for the conversion of USD into CAD was US$1.00 equals CAD$1.3548.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference herein contain "forward-looking statements" and "forward-looking information" within the meaning of applicable Canadian and United States securities laws (together, "forward-looking statements"). Such forward-looking statements include, but are not limited to, information with respect to our objectives and our strategies to achieve these objectives, as well as statements with respect to our beliefs, plans, expectations, anticipations, estimates and intentions. These forward-looking statements may be identified by the use of terms and phrases such as "may", "would", "should", "could", "expect", "intend", "estimate", "anticipate", "plan", "foresee", "believe", or "continue", the negative of these terms and similar terminology, including references to assumptions, although not all forward-looking statements contain these terms and phrases. Forward-looking statements are provided for the purposes of assisting the reader in understanding us, our business, operations, prospects and risks at a point in time in the context of historical and possible future developments and therefore the reader is cautioned that such information may not be appropriate for other purposes.

Forward-looking statements relating to us include, among other things, statements relating to:

• our expectations regarding our business, financial condition and results of operations;

• the future state of the legislative and regulatory regimes, both domestic and foreign, in which we conduct business and may conduct business in the future;

• our expansion into domestic and international markets;

• our ability to attract customers and clients;

• our marketing and business plans and short-term objectives;

• our ability to obtain and retain the licenses and personnel we require to undertake our business;

• our ability to deliver under contracts with customers;

• anticipated revenue from professional service contracts with customers;

• our strategic relationships with third parties;

• our anticipated trends and challenges in the markets in which we operate;

• governance of us as a public company; and

• expectations regarding future developments of products and our ability to bring these products to market.

Forward-looking statements are based upon a number of assumptions and are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those that are disclosed in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the following risk factors, some of which are discussed in greater detail under the section "Risk Factors" in our Annual Report on Form 20-F for the year ended September 30, 2023, filed with the SEC on January 22, 2024 ("Annual Report on Form 20-F"):

• limited operating history;

• failure to realize growth strategy;

• failure to complete transactions or realize anticipated benefits;

• reliance on key personnel;

• regulatory compliance;

• competition;

• changes in laws, regulations and guidelines;

• demand for our products;

• fluctuating prices of raw materials;

• pricing for products;

• ability to supply sufficient product;

• potential cancellation or loss of customer contracts if we are unable to meet contract performance requirements;

• expansion to other jurisdictions;

• damage to our reputation;

• operating risk and insurance coverage;

• negative operating cash flow;

• management of growth;

• product liability;

• product recalls;

• environmental regulations and risks;

• ownership and protection of intellectual property;

• constraints on marketing products;

• reliance on management;

• fraudulent or illegal activity by our employees, contractors and consultants;

• breaches of security at our facilities or in respect of electronic documents and data storage and risks related to breaches of applicable privacy laws;

• government regulations regarding public or employee health and safety regulations, including public health measures in the event of pandemics or epidemics;

• regulatory or agency proceedings, investigations and audits;

• additional capital requirements to support our operations and growth plans, leading to further dilution to shareholders;

• the terms of additional capital raises;

• conflicts of interest;

• litigation;

• risks related to United States' and other international activities, including regional conflicts that may impact our operations;

• risks related to security clearances;

• risks relating to the ownership of our securities, such as potential extreme volatility in the price of our securities;

• risks related to our foreign private issuer status;

• risks related to our emerging growth status; and

• risks related to our failure to meet the continued listing requirements of Nasdaq.

Although the forward-looking statements contained in this Prospectus and the documents incorporated by reference herein are based upon what we believe are reasonable assumptions, investors are cautioned against placing undue reliance on this information since actual results may vary from the forward-looking statements. Certain assumptions were made in preparing the forward-looking statements concerning availability of capital resources, business performance, market conditions and customer demand.

Consequently, all the forward-looking statements contained in this Prospectus and the documents incorporated by reference herein are qualified by the foregoing cautionary statements, and there can be no guarantee that the results or developments that we anticipate will be realized or, even if substantially realized, that they will have the expected consequences or effects on our business, financial condition or results of operation. Unless otherwise noted or the context otherwise indicates, the forward-looking statements contained in this Prospectus and the documents incorporated by reference herein are provided as of the date hereof, thereof or the date of the document incorporated by reference, respectively, and we do not undertake to update or amend such forward-looking statements whether as a result of new information, future events or otherwise, except as may be required by applicable law.

PROSPECTUS SUMMARY

This summary highlights selected information about us, this offering and selected information appearing elsewhere in this Prospectus and in the documents we incorporate by reference herein. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. You should read this entire Prospectus, carefully, including the "Risk Factors" section beginning on page 10 of this Prospectus, the "Risk Factors" section of our most recent Annual Report on Form 20-F, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC, and our financial statements and the related notes and the other documents incorporated by reference in this Prospectus.

Overview of the Company

KWESST Micro Systems Inc. is an early-stage technology company that develops and commercializes next-generation tactical systems for military and security forces and public safety markets.

Our product development has focused on three niche market segments as follows:

Our core mission is to protect and save lives. At the end of fiscal year ended September 30, 2023, we began to group our offerings for commercialization purposes into Military and Public Safety missions.

KWESST's Military offerings are comprised of:

  Digitization: real-time data sharing at the tactical level, including integration with Battlefield Management Applications including Android Team Awareness Kit ("ATAK") and Team Awareness Kit ("TAK").
  Digitized firing platforms.
  Battlefield Laser Detection Systems ("BLDS").
  Digitized Electro Magnetic Spectrum Operations.

KWESST's Public Safety offerings are comprised of:

  KWESST Lightning™: leverages the Company's military digitization technology to provide responders to any type of incident with instant onboarding to the mission and TAK-enabled real-time situational awareness software as a service ("SaaS"). KWESST Lightning™ is not yet commercially available.
  Non-Lethal Munitions Systems
    PARA OPS, a next-generation non-lethal system just being introduced to market now.
    ARWEN 37mm system, plus a new 40mm munition.

Strategy

Our strategy is to pursue and win large defense contracts for multi-year revenue visibility with prime defense contractors for next-generation situational awareness, with a particular focus on ATAK applications that can be leveraged to address similar requirements in the Public Safety Market complemented by our proprietary ARWEN and PARA OPSTM non-lethal products, where it is possible to drive sales and where the sales cycle is typically shorter than the more programmatic defense market.

The following is a summary of our main product and service categories for each business line:

Non-Lethal	Digitization	Counter-Threat

PARA OPS products:

Non-reciprocating devices:

  A single-shot device
  A five-shot device
  12-gauge shotgun (planning stage; not yet commercially available)

Reciprocating devices

  Replica pistol
  AR style rifle

Ammunition

  Blunt / training
  Inert marking powder
  Irritant powder

ARWEN products:

  Single shot 37mm launcher
  Multi-round 37mm launcher
  Baton blunt impact

Products:

  TASCS Indirect Fire Modules System
  TASCS Networked Observation and Reconnaissance System
  New T-SAS Tactical Surveillance And Sniper system

Services:

  ATAK Centre of Excellence
  Lightning SaaS for Critical Incident Management System (not yet commercially available)
Products: BLDS Phantom Electronic Warfare device

Recent Developments

  On October 18, 2023, we announced that we were developing a patent-pending SaaS product for public safety agencies to enable "lightning fast" real-time shared situational awareness among front-line responders during critical incidents.
  On October 24, 2023, we announced that we received a Notice of Allowance for the Luxton Low Energy Cartridge (LEC) patent from the U.S. Patent Office, which supports our PARA OPS product line. The patent was subsequently issued on October 31, 2023.
  On November 27, 2023, we announced that Sean Homuth was appointed as President and Chief Executive Officer.
  On December 6, 2023 we announced that General (Retired) Rick Hillier joined our Board and became chair of our Strategic Planning Committee, following the retirement of Jeff McLeod.
  On December 13, 2023, we announced that our non-lethal PARA OPS and ARWEN products would be available for law enforcement agencies to purchase on-line as of December 18, 2023.
  From January 23-26, 2024, we attended the SHOT Show 2024 in Las Vegas, Nevada. On January 22, 2024 in advance of the SHOT Show 2024, we demonstrated our new ARWEN 40mm cartridge and PARA OPS non-lethal system, with live fire demonstrations.
  On February 2, 2024, we announced that Dave Ibbetson, former General Manager of General Dynamics C4 Systems International, and General Dynamics Mission Systems International was engaged by us as a Strategic Defence Advisor.
  On February 12, 2024, we announced that we were invited to demonstrate and brief on our public safety products at a sniper workshop hosted by RAID, the French police unit, April 7th-11th at Aix-en-Provence shooting range. We demonstrated and briefed on our new PARA OPS non-lethal system, our new 40mm ARWEN cartridge for riot control and tactical teams and our new Lighting and T-SAS systems for sharing situational awareness among responders and commanders during a critical incident.

  On February 28, 2024, we announced the signing of a binding letter of intent with O'Dell Engineering Ltd., in South Western Ontario, Canada, for the sale and distribution of PARA OPS products in Canada for the civilian market.
  On March 8, 2024, we announced that we were awarded a contract by the Ontario Provincial Police to deliver training and certification to the force's lead Team Awareness users and trainers.
  On March 12, 2024, we announced the demonstration of our PARA OPS and new ARWEN 40mm products to Southern California law enforcement agencies at their request following our demonstration at the SHOT Show 2024 in Las Vegas, Nevada. We also announced that we were invited by the Los Angeles Police Department ("LAPD") to its invitation-only Less Lethal Expo 2024 held June 6, 2024 at the LAPD Elysian Park Academy.
  On April 9, 2024, we announced the closing of an underwritten public offering of 735,000 Common Shares and 803,500 pre-funded warrants with an exercise price of US$0.001 at a public offering price of US$0.65 per share and US$0.649 per pre-funded warrant, less an underwriting discount. ThinkEquity acted as sole book-running manager for the offering. The gross proceeds from the offering, before deducting the underwriting discount of US$0.04875 per common share (being an aggregate of US$75,002 or 7.5% of the public offering price of the securities) and offering expenses payable by the Company, were approximately US$1,000,000. In addition, the Company issued to ThinkEquity as compensation for its services 76,925 common share purchase warrants with an exercise price of US$0.8125 per share.
  On May 17, 2024, we announced that we were awarded a contract with our teaming partner CounterCrisis Tech for a proof of concept project to provide a situational awareness app in support of Canadian Red Cross emergency and disaster relief operations.
  On May 20, 2024, we announced that we received written notification from Nasdaq, indicating that we are not in compliance with the minimum bid price requirement set forth in the Nasdaq rules for continued listing on Nasdaq, which requires listed securities to maintain a minimum bid price of US$1.00 per share.
  On May 23, 2024, we announced the appointment of MNP LLP (“MNP”) as our new, successor auditor until the close of the next annual general meeting.
  On June 10, 2024, we announced that we were awarded a subcontract by Thales Canada (the "Thales Subcontract"). Under the sub-contract, we will deliver specialized software services for work under the Canadian Department of National Defence Land C4ISR series of contracts to modernize the Canadian Army's capabilities through advanced land command, control, communications, computers, intelligence, surveillance and reconnaissance (C4ISR) systems (the "Land C4ISR Program").
  On June 14, 2024, we announced the closing of a public offering of 2,900,000 Common Shares at a public offering price of US$0.58 per share, less placement agent fees. ThinkEquity acted as the sole placement agent for the offering. The gross proceeds from the offering, before deducting placement agent fees of US$0.0435 per common share (being an aggregate of US$126,150 or 7.5% of the public offering price of the securities) and estimated offering expenses payable by the Company, were approximately US$1,682,000. In addition, the Company issued to the placement agent as compensation for its services 145,000 common share purchase warrants with an exercise price of US$0.725 per share.
  On August 13, 2024, we announced the closing of a registered direct offering of 4,715,000 Common Shares at an offering price of US$0.20 per share. In a concurrent private placement, we issued unregistered warrants to purchase up to 4,715,000 common shares at an exercise price of US$0.25 per share that were immediately exercisable upon issuance and will expire five years following the date of issuance. H.C. Wainwright & Co., LLC acted as the sole placement agent for this offering. The gross proceeds to the Company from the offering were approximately US$943,000 before deducting placement agent fees and other offering expenses payable by the Company.

Land C4ISR Program

Under the Thales Subcontract, our maximum workshare is 20% of all task authorizations awarded to Thales Canada under the Land C4ISR Program, and is estimated to be valued up to approximately CAD$48M.

Our work will involve the delivery of software engineering development and sustainment services on an as-and-when need basis as directed by rolling task-authorizations throughout the period of performance. Our workscope will include the following types of software development and sustainment work:

(a) all soldier/dismounted domain battle management application (including Android Tactical Assault Kit (ATAK)) development, integration, and sustainment for soldier/dismounted domain peripherals such as weapons, sensors, and communication systems; and

(b) dynamic call for fires, ballistics calculation, augmented.

The term of the Thales Subcontract will extend through January 14, 2030, with the possibility for three additional awards for option periods of two years each, potentially extending the work through January 14, 2036.

Our work on the program will be directed by Thales Canada through additional work requests ("AWR") in responses to statements of work ("SOW") received from the Land C4ISR Program on a rolling as-and-when-needed basis throughout the term of the Thales Subcontract. We will work with Thales Canada to propose the appropriate resources against customer-solicited AWR SOWs. Once approved in the form of task authorizations, we will have the obligation to recruit and apply resources to the projects alongside Thales Canada resources. We will invoice for work within 15 days of its completion and receive payment net sixty (60) days from the actual delivery of the work.

Under the Thales Subcontract, Thales Canada has flowed to us its share of obligations related to industrial and technological benefits ("ITB") and indigenous business. This requires us to execute 100% of the Thales Subcontract value within Canada and flow portions of the contract value into areas such as skills development and training in key technology areas. Under the Thales Subcontract, such ITB obligations attract potential liquidated damages of 20% for any shortfall over the allowable achievement period. Additionally, we are required to achieve not less than 5% of the contract value with Indigenous business.

As is customary with Canadian government contracts, the Thales Subcontract may be suspended or terminated for convenience or default.

Corporate Information

We are a corporation domiciled in Canada and were incorporated under the Business Corporations Act (British Columbia) on November 28, 2017. Our registered and head office is located at 2900 - 550 Burrard Street, Vancouver, British Columbia V6C 0A3 and our principal place of business is located at 155 Terence Matthews Crescent, Unit #1, Ottawa, Ontario, Canada, K2M 2A8. Our internet site is https://www.kwesst.com; our telephone number is (613) 319-0537.

The information contained on our website is not incorporated by reference into this Prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this Prospectus in deciding whether to purchase Common Shares.

Our registered agent in the United States is C T Corporation System, located at 1015 15th Street N.W., Suite 1000 and its telephone number is (202) 572-3133.

THE OFFERING

Issuer	KWESST Micro Systems Inc.

Common Shares Offered by the Selling Securityholders	Up to 5,068,625 Common Shares.

Common Shares to be outstanding after this Offering(1)	15,791,742 Common Shares.

Symbol and Listing	Our Common Shares are listed for trading Nasdaq under the stock symbol "KWE", listed for trading on the TSXV under the stock symbol "KWE.V", and listed on the Frankfurt Stock Exchange under the stock symbol of "62U".

Use of Proceeds	We will not receive any proceeds from the sale of the Common Shares by the Selling Securityholders. All proceeds from the sale of the Common Shares covered by this Prospectus will go to the Selling Securityholders.

Risk Factors	Investing in our securities involves a high degree of risk. See "Risk Factors" in this Prospectus for a discussion of factors you should carefully consider before investing in our securities.

(1) The number of Common Shares shown above to be outstanding after this offering is based on 15,791,742 Common Shares outstanding as of September 3, 2024, and excludes as of such date (US$ equivalent is based on a conversion rate of CAD$1.3548):

• 7,180,239 warrants to purchase 5,701,666 Common Shares at a weighted average exercise price of $5.78 (US$4.27) per share;

• 151,734 pre-funded warrants to purchase 151,734 Common Shares at an exercise price of US$0.001 per share;

• 389,907 Common Shares issuable upon the exercise of outstanding but unexercised stock options to purchase Common Shares, under our Long-Term Performance Incentive Plan as approved by our shareholders on March 31, 2023 ("LTIP") at a weighted average exercise price of $2.80 (US$2.07) per share;

• 3,728 Common Shares issuable upon the conversion of 1,071 restricted stock units and 2,657 share appreciation rights  under our LTIP; and

• 5,068,625 Common Shares issuable upon the exercise of 4,715,000 Investor Warrants and 353,625 Placement Agent's Warrants.

RISK FACTORS

Investing in our securities involves risks. Before deciding whether to purchase our securities, you should carefully consider the risk factors incorporated by reference from our Annual Report on Form 20-F, under the heading "Item 3D. Risk Factors", any updates to those risk factors contained in our Current Reports on Form 6-K and the other information contained in this Prospectus or any applicable Prospectus, as updated by those subsequent filings with the SEC under the Securities Exchange Act of 1934, as amended that are incorporated herein by reference. These risks could materially affect our business, results of operations and financial condition and could cause the value of our securities to decline in value, in which case you may lose all or part of your investment. For more information, see "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

Risks Relating to This Offering

The sale of a substantial amount of our Common Shares, underlying resale of the Warrants or the Placement Agent's Warrants held by the Selling Securityholders in the public market could adversely affect the prevailing market price of our Common Shares.

We are registering for resale 5,068,625 Common Shares underlying (a) 4,715,000 Investor Warrants and (b) 353,625 Placement Agent's Warrants. Sales of substantial amounts of our Common Shares in the public market, or the perception that such sales might occur, could adversely affect the market price of our Common Shares. We cannot predict if and when the Selling Securityholders may sell such Common Shares in the public markets. Furthermore, in the future, we may issue additional Common Shares or other equity or debt securities convertible into Common Shares. Any such issuance could result in substantial dilution to our existing shareholders and could cause our stock price to decline.

Management will have broad discretion as to the use of the proceeds from the exercise of Warrants and Placement Agent's Warrants, if any, and may not use the proceeds effectively.

We may receive proceeds from the exercise of the Warrants and the Placement Agent's Warrants to the extent that these Warrants and Placement Agent's Warrants are exercised for cash. The Warrants and Placement Agent's Warrants, however, are exercisable on a cashless basis under certain circumstances. If all of the Warrants and Placement Agent's Warrants were exercised for cash in full, the proceeds would be approximately US$1.267 million. Our management will have broad discretion as to the use of such proceeds. Accordingly, you will be relying on the judgment of our management with regard to the use of these proceeds, if any, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for our Company.

We have limited operating experience as a publicly traded company in the United States.

We have limited operating experience as a publicly traded company in the United States. Although the individuals who now constitute our management team have experience managing a publicly-traded company, there is no assurance that the past experience of our management team will be sufficient to operate our Company as a publicly traded company in the United States, including timely compliance with the disclosure requirements of the SEC. As an SEC registrant, we are required to maintain internal control systems and procedures in order to satisfy the periodic and current reporting requirements under applicable SEC regulations and comply with the Nasdaq listing standards. These requirements place significant strain on our management team, infrastructure and other resources. In addition, our management team may not be able to successfully or efficiently manage our Company as a United States public reporting company that is recently subject to significant regulatory oversight and reporting obligations.

We incur significantly increased costs and devote substantial management time as a result of operating as a new United States public company.

As a new United States public company, we incur significant legal, accounting and other expenses that we did not incur as a private company or as a Canadian public company before our registration with the SEC in December 2022. For example, we are subject to the reporting requirements of the Exchange Act, and will be required to comply with the applicable requirements of Sarbanes-Oxley and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules and regulations subsequently implemented by the SEC and the including the establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. We expect that compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time consuming and costly. In addition, we expect that management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. In particular, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404, which involve annual assessments of a company's internal controls over financial reporting. We plan to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge and may need to establish an internal audit function. Furthermore, we expect the premium for director & officer insurance will increase significantly due to a more litigious environment in the United States. At this time, we cannot reasonably predict or estimate the amount of additional costs that we may incur as a result of becoming a United States public company or the timing of such costs.

As a foreign private issuer, we follow certain home country corporate governance practices instead of certain Nasdaq corporate governance requirements applicable to United States domestic companies.

As a foreign private issuer whose securities are listed on Nasdaq, we are permitted to follow certain home country corporate governance practices instead of certain corporate governance requirements of Nasdaq. We follow the TSXV listing rules in respect of private placements instead of Nasdaq requirements to obtain shareholder approval for certain dilutive events (such as issuances that will result in a change of control, certain transactions other than a public offering involving issuances of a 20% or greater interest in us and certain acquisitions of the stock or assets of another company) and the minimum quorum requirement for a shareholders meeting. Under Nasdaq listing rules, the required minimum quorum for a shareholders meeting is 33 1/3% of the outstanding Common Shares. Under Canadian law and pursuant to our notice of articles, a quorum shall be present at a shareholder meeting if two or more holders of Common Shares representing at least 5% of the total number of voting rights attaching to the said Common Shares entitled to be voted at the meeting are present or represented by proxy. Accordingly, our shareholders may not be afforded the same protection as provided under Nasdaq corporate governance rules for domestic issuers.

PRIVATE PLACEMENT OF WARRANTS

Registered Direct Offering

On August 13, 2024, we announced the closing of a registered direct offering of 4,715,000 Common Shares at an offering price of US$0.20 per share (the "Registered Direct Offering"). H.C. Wainwright & Co., LLC acted as the sole placement agent for this offering. The gross proceeds to the Company from the offering were approximately US$943,000 before deducting placement agent fees and other offering expenses payable by the Company.

Concurrent Private Placement

On August 13, 2024, concurrent with the closing of the Registered Direct Offering, we issued unregistered Investor Warrants to the purchasers of Common Shares in the Registered Direct Offering to purchase up to 4,715,000 Common Shares at an exercise price of US$0.25 per share that were immediately exercisable upon issuance and will expire five years following the date of issuance. H.C. Wainwright & Co. acted as the sole placement agent for this offering.

Placement Agent's Warrants

We issued to H.C. Wainwright & Co., LLC (or its designees) 353,625 Placement Agent's Warrants to purchase a number of Common Shares equal to 7.5% of the aggregate number of Common Shares sold in the Registered Direct Offering. The Placement Agent's Warrants have an exercise price of US$0.25 per share (representing 125% of the purchase price of the Common Shares in the Registered Direct Offering) were immediately exercisable upon issuance and will expire five years following the date of issuance.

The Investor Warrants and Placement Agent's Warrants and the Common Shares underlying both the Investor Warrants and Placement Agent's Warrants were not registered under the Securities Act, and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act. Accordingly, the investors may only sell Common Shares issued upon exercise of the Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

USE OF PROCEEDS

We  will not receive any proceeds from the sale of the Common Shares by the Selling Securityholders. All net proceeds from the sale of the Common Shares covered by this Prospectus will go to the respective Selling Securityholders. We expect that the Selling Securityholders will sell their Common Shares as described under "Plan of Distribution."

We may receive proceeds from the exercise of the Investor Warrants and the Placement Agent's Warrants to the extent that such Warrants are exercised for cash. The Investor Warrants and Placement Agent's Warrants, however, are exercisable on a cashless basis under certain circumstances. If all of the Warrants and Placement Agent's Warrants were exercised for cash in full, the proceeds would be approximately US$1.267 million. We intend to use the net proceeds of such warrant exercise, if any, for general working capital purposes.

SELLING SECURITYHOLDERS

This Prospectus covers an aggregate of up to 5,068,625 Common Shares issuable upon exercise of the Investor Warrants and Placement Agent's Warrants, which such Common Shares may be sold or otherwise disposed of by the Selling Securityholders. The term "Selling Securityholder" also includes any transferees, pledges, donees, or other successors in interest to the Selling Securityholders named in the table below.

The below table is based on information supplied to us by the Selling Securityholders and beneficial ownership reports filed the with the SEC. Beneficial and percentage ownership is determined in accordance with the rules and regulations of the SEC, which is based on voting or investment power with respect to such shares, and this information does not necessarily indicate beneficial ownership for any other purpose. In accordance with SEC rules, in computing the number of shares beneficially owned by a Selling Securityholder, Common Shares subject to derivative securities held by that Selling Securityholder that are currently exercisable or convertible, or that will be exercisable or convertible within 60 days after August 26, 2024, are deemed outstanding for purposes of such Selling Securityholder, but not for any other Selling Securityholder. The Selling Securityholder's percentage ownership in the table below is based on 15,791,742 Common Shares outstanding as of August 26, 2024.

The table sets forth certain information with respect to each Selling Securityholder, including (a) the Common Shares beneficially owned by such Selling Securityholder prior to this offering, (b) the number of Common Shares being offered by such Selling Securityholder pursuant to this Prospectus and (c) such Selling Securityholder's beneficial ownership of our Common Shares after completion of this offering, assuming that all of the Common Shares covered by this Prospectus (but none of the other shares, if any, held by the Selling Securityholders) are sold to third parties in this offering.

The second column lists the total number of Common Shares beneficially owned by each Selling Securityholder, based on its ownership the Company's securities, including Common Shares beneficially owned prior to the Registered Direct Offering, Common Shares acquired in connection with the Registered Direct Offering, and Common Shares underlying Investor Warrants acquired in connection with the Registered Direct Offering, with the total number adjusted to account for beneficial ownership blockers limiting the amount of  the Investor Warrants and Placement Agent's Warrants that may be exercised for Common Shares (as described below).

The third column lists the percentage ownership of Common Shares beneficially owned, assuming the exercise of the Warrants and Placement Agent's Warrants, with the percentage adjusted to account for beneficial ownership blockers limiting the amount of Warrants and Placement Agent's Warrants that may be exercised for Common Shares (as described below).

The fourth column lists the Common Shares being offered by this Prospectus by the Selling Securityholders.

The fifth column assumes the sale of all of the Common Shares offered by the Selling Securityholders pursuant to this Prospectus and the sixth column lists the percentage ownership of Common Shares beneficially owned by the Selling Securityholders assuming the sale of all of the Common Shares offered by the Selling Securityholders pursuant to this Prospectus. The fifth and sixth columns assume that all of the Common Shares being registered by this Prospectus are resold by the Selling Securityholders to third parties.

Under the terms of the Investor Warrants and Placement Agent's Warrants, a Selling Securityholder may not exercise Warrants or Placement Agent's Warrants to the extent such exercise would cause such Selling Securityholder, together with its affiliates and attribution parties, to beneficially own a number of Common Shares which would exceed 4.99% or 9.99%, as applicable, of the Company's then outstanding Common Shares following such exercise, excluding for purposes of such determination Common Shares issuable upon exercise of such Investor Warrants or Placement Agent's Warrants which have not been exercised. The number of Common Shares in the fifth and sixth columns and the percentage of Common Shares in the sixth column does not reflect this limitation.

The Selling Securityholders may sell all, some or none of their Common Shares covered by this Prospectus. We do not know the number of such Common Shares, if any, that will be offered for sale or otherwise disposed of by any of the Selling Securityholders. Furthermore, since the date on which we filed this Prospectus, the Selling Securityholders may have sold, transferred or disposed of Common Shares covered by this Prospectus in transactions exempt from the registration requirements of the Securities Act. See "Plan of Distribution.".

	Common Shares Beneficially Owned Before Offering			Common Shares to be Sold Pursuant to Offering	Common Shares Beneficially Owned After Offering(1)
Name of Selling Securityholders	Number		Percentage		Number		Percentage

3i, LP	1,635,211	(2)	9.99%	1,185,000	1,058,483	(10)	6.23%

Alto Opportunity Master Fund, SPC	1,185,000	(3)	6.98%	1,185,000	0	(11)	0.00%

Armistice Capital, LLC	823,0930	(4)	4.99%	1,185,000	120,000	(12)	0.71%

Intracoastal Capital LLC	828,760	(5)	4.99%	1,160,000	12,100	(13)	0.07%

Craig Schwabe	11,935	(6)(14)	*	11,935	0		0.00%

Michael Vasinkevich	226,762	(7)(14)	1.42%	226,762	0		0.00%

Noam Rubinstein	111,392	(8)(14)	*	111,392	0		0.00%

Charles Worthman	3,536	(9)(14)	*	3,536	0		0.00%

* Less than 1 percent (1%).

(1) Assumes that all of the Common Shares being registered by this Prospectus are resold by the Selling Securityholders to third parties.

(2) The Common Shares shown to be beneficially owned before this offering consists of (i) 1,058,483 Common Shares held by 3i, LP ("3i") and (ii) 576,728 Common Shares issuable upon exercise of the Warrants issued to 3i at the closing of the Registered Direct Offering. The Common Shares shown to be beneficially owned before this offering exclude 608,272 Common Shares issuable upon exercise of the Warrants issued to 3i at the closing of the Registered Direct Offering, because such Warrants contain a blocker provision under which the holder thereof does not have the right to exercise the Warrants to the extent (but only to the extent) that such exercise would result in beneficial ownership by the holder thereof, together with the holder's affiliates, and any other persons acting as a group together with the holder or any of the holder's affiliates, of more than 9.99% of the outstanding Common Shares. The principal address of 3i is 2 Wooster St. FL 2 New York, NY 10013.

(3) The Common Shares shown to be beneficially owned before this offering consists of (i) 1,185,000 Common Shares issuable upon exercise of the Warrants issued to Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B at the closing of the Registered Direct Offering. Ayrton Capital LLC, the investment manager to Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B, has discretionary authority to vote and dispose of the shares held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B and may be deemed to be the beneficial owner of these shares. Waqas Khatri, in his capacity as Managing Member of Ayrton Capital LLC, may also be deemed to have investment discretion and voting power over the shares held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B. Ayrton Capital LLC and Mr. Khatri each disclaim any beneficial ownership of these shares. The principal address of Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B is c/o Ayrton Capital LLC, 55 Post Rd West, 2nd Floor, Westport, CT 06880.

(4) The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the "Master Fund"), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC ("Armistice Capital"), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital.  The warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(5) Mitchell P. Kopin ("Mr. Kopin") and Daniel B. Asher ("Mr. Asher"), each of whom are managers of Intracoastal Capital LLC ("Intracoastal"), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of the securities reported herein that are held by Intracoastal. The principal address of Intracoastal is 245 Palm Trail, Delray Beach, Florida, 33483.

(6) The Common Shares shown to be beneficially owned before this offering consist of 11,935 Common Shares that can be acquired upon exercise of the Placement Agent's Warrants issued to Craig Schwabe at the closing of the Registered Direct Offering.

(7) The Common Shares shown to be beneficially owned before this offering consist of 226,762 Common Shares that can be acquired upon exercise of the Placement Agent's Warrants issued to Michael Vasinkevich at the closing of the Registered Direct Offering.

(8) The Common Shares shown to be beneficially owned before this offering consist of 111,392 Common Shares that can be acquired upon exercise of the Placement Agent's Warrants issued to Noam Rubinstein at the closing of the Registered Direct Offering.

(9) The Common Shares shown to be beneficially owned before this offering consist of 3,536 Common Shares that can be acquired upon exercise of the Placement Agent's Warrants issued to Charles Worthman at the closing of the Registered Direct Offering.

(10) The Common Shares shown to be beneficially owned after this offering assumes the exercise of Warrants to acquire 576,728 Common Shares that were issued to 3i at the closing of the Registered Direct Offering. The Common Shares shown to be beneficially owned after this offering exclude 608,272 Common Shares issuable upon exercise of the Warrants issued to 3i at the closing of the Registered Direct Offering, because such Warrants contain a blocker provision under which the holder thereof does not have the right to exercise the Warrants to the extent (but only to the extent) that such exercise would result in beneficial ownership by the holder thereof, together with the holder's affiliates, and any other persons acting as a group together with the holder or any of the holder's affiliates, of more than 9.99% of the outstanding Common Shares.

(11) The Common Shares shown to be beneficially owned after this offering assumes the exercise of Warrants to acquire 1,185,000 Common Shares that were issued to Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B at the closing of the Registered Direct Offering.

(12) The Common Shares shown to be beneficially owned after this offering assumes the exercise of Warrants to acquire 703,093 Common Shares that were issued to Armistice at the closing of the Registered Direct Offering. The Common Shares shown to be beneficially owned after this offering exclude 481,907 Common Shares issuable upon exercise of the Warrants issued to Armistice at the closing of the Registered Direct Offering, because such Warrants contain a blocker provision under which the holder thereof does not have the right to exercise the Warrants to the extent (but only to the extent) that such exercise would result in beneficial ownership by the holder thereof, together with the holder's affiliates, and any other persons acting as a group together with the holder or any of the holder's affiliates, of more than 4.99% of the outstanding Common Shares.

(13) The Common Shares shown to be beneficially owned after this offering assumes the exercise of Warrants to acquire 816,660 Common Shares that were issued to Intracoastal at the closing of the Registered Direct Offering. The Common Shares shown to be beneficially owned after this offering exclude 343,340 Common Shares issuable upon exercise of the Warrants issued to Intracoastal at the closing of the Registered Direct Offering, because such Warrants contain a blocker provision under which the holder thereof does not have the right to exercise the Warrants to the extent (but only to the extent) that such exercise would result in beneficial ownership by the holder thereof, together with the holder's affiliates, and any other persons acting as a group together with the holder or any of the holder's affiliates, of more than 4.99% of the outstanding Common Shares.

(14) The Selling Securityholder is affiliated with H.C. Wainwright & Co., LLC, a registered broker dealer with a registered address of H.C. Wainwright & Co., LLC, 430 Park Ave, 3rd Floor, New York, NY 10022, and has sole voting and dispositive power over the securities held. The number of Common Shares beneficially owned are issuable upon exercise of Placement Agent's Warrants, which were received as compensation in connection with our Registered Direct Offering. The Selling Securityholder acquired the Placement Agent's Warrants in the ordinary course of business and, at the time the Placement Agent's Warrants were acquired, the Selling Securityholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

PLAN OF DISTRIBUTION

Each Selling Securityholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Securityholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales;
●	in transactions through broker-dealers that agree with the Selling Securityholders to sell a specified number of such securities at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The Selling Securityholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this Prospectus.

Broker-dealers engaged by the Selling Securityholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Securityholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Securityholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this Prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

The Selling Securityholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Securityholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. The Company shall not be responsible for any of the Selling Securityholders' selling costs incurred pursuant to any available method provided hereunder for selling securities.

We agreed to keep this Prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Securityholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this Prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Shares by the Selling Securityholders or any other person. We will make copies of this Prospectus available to the Selling Securityholders and have informed them of the need to deliver a copy of this Prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Fasken Martineau DuMoulin LLP, Montréal, Québec, is acting as counsel to the Company regarding Canadian securities law matters and has provided an opinion on the validity of the securities being offered.

EXPERTS

The consolidated financial statements of KWESST as of September 30, 2023 and 2022 and for each of the two years ended September 30, 2023 and September 30, 2022 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the September 30, 2023 and September 30, 2022 consolidated financial statements contains an explanatory paragraph that states the Company has incurred significant losses and negative cash flows from operations since inception that raise substantial doubt about the entity's ability to continues as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of British Columbia. Some of our directors and officers, and the experts named in this Prospectus are residents of Canada or otherwise reside outside of the United States, and all or a substantial portion of their assets, and all or a substantial portion of our assets, are located outside of the United States. We have appointed an agent for service of process in the United States, but it may be difficult for shareholders who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for shareholders who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States. There can be no assurance that United States investors will be able to enforce against us, members of our Board, officers or certain experts named herein who are residents of Canada or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities described in this Prospectus. This Prospectus constitutes a part of that registration statement, does not contain all of the information set forth in that registration statement and its exhibits. For further information with respect to us and our securities, you should consult the registration statement and its exhibits.

We are required to file with the securities commission or authority in each of the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, Prince Edward Island, and Newfoundland¸ in Canada, annual and quarterly reports, material change reports and other information. In addition, we are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we also must file reports with, and furnish other information to, the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as United States companies. However, we file with the SEC an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited quarterly financial information.

The SEC maintains an internet site (www.sec.gov/edgar) that makes available reports and other information that we file or furnish electronically with it.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This Prospectus is part of the registration statement, but the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to "incorporate by reference" the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this Prospectus. Information that is incorporated by reference is considered to be part of this Prospectus and you should read it with the same care that you read this Prospectus, and any subsequent Prospectus Supplement. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this Prospectus, and will be considered to be a part of this Prospectus from the date those documents are filed.

The following documents filed by the Company are specifically incorporated by reference into, and form an integral part of, this Prospectus:

a) our Annual Report on Form 20-F for the fiscal year ended September 30, 2023 filed with the SEC on January 22, 2024;

b) the Current Reports on Form 6-K furnished to the SEC on February 15, 2024, May 15, 2024, June 12, 2024, August 12, 2024 and August 15, 2024;

c) Exhibit 99.1 to the Current Report on Form 6-K furnished to the SEC on August 7, 2024;

d) the description of our Common Shares contained in our Registration Statement on Form F-1 (File No. 333-266897), filed with the SEC on November 14, 2022; and

e) Any such documents which are filed on Form 40-F or Form 20-F, as applicable, with, or (if and to the extent expressly provided) furnished on Form 6-K to, the SEC after the date of this Prospectus and this Prospectus and the registration statement on Form F-3 and this Prospectus form part. In addition, the Company may incorporate by reference into the registration statement on Form F-3 to which this Prospectus relates other information from documents that the Company will file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, if and to the extent expressly provided therein. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to the Company and readers should review all information contained in this Prospectus and the documents incorporated or deemed to be incorporated herein or therein by reference.

Any statements made in a document incorporated by reference in this Prospectus are deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement in this Prospectus or in any other subsequently filed document, which is also incorporated by reference, modifies or supersedes the statement. Any statement made in this Prospectus is deemed to be modified or superseded to the extent a statement in any subsequently filed document, which is incorporated by reference in this Prospectus, modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The information relating to us contained in this Prospectus should be read together with the information in the documents incorporated by reference. In addition, certain information, including financial information, contained in this Prospectus or incorporated by reference in this Prospectus should be read in conjunction with documents we have filed with the SEC.

We will provide to each person, including any beneficial holder, to whom a Prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in the Prospectus but not delivered with the Prospectus. Requests for documents should be by writing to or telephoning us at the following address: KWESST Micro Systems Inc., 155 Terence Matthews Crescent, Unit #1, Ottawa, Ontario, K2M 2A8 (613) 241-1849. Exhibits to these filings will not be sent unless those exhibits have been specifically incorporated by reference in such filings.

CHANGE IN COMPANY'S CERTIFYING ACCOUNTANT

KPMG, the Company's former independent auditor, resigned effective May 15, 2024. MNP was engaged as the Company's new independent auditor, effective May 23, 2024, until the close of the next annual general meeting.

KPMG's audit report relating to the financial statements of the Company as of and for the fiscal years ended September 30, 2023 and 2022 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG's report on the consolidated financial statements of the Company as of and for the years ended September 30, 2023 and 2022 contained a separate paragraph stating:

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2(a) to the consolidated financial statements, the Company has incurred significant losses and negative cash flows from operations since inception that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2(a). The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

During KPMG's engagement and up to the interim period before KPMG's resignation, there had been no "disagreements" (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between KPMG and us on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to such matters in their reports, and there had been no "reportable events" of the type described in Item 304(a)(1)(v) of Regulation S-K.

We furnished a copy of the disclosures in this Prospectus to KPMG, requesting that KPMG furnish us with a letter addressed to the SEC stating whether it agrees with the above statements or, if not, stating the respects in which it does not agree. A copy of the letter has been filed as Exhibit 16.1 to the registration statement of which this Prospectus is a part.

KWESST Micro Systems Inc.

Up to 5,068,625 Common Shares

_________________________

PROSPECTUS

, 2024

_________________________

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Section 160 of the BCBCA authorizes companies to indemnify past and present directors, officers and certain other individuals for the liabilities incurred in connection with their services as such (including costs, expenses and settlement payments) in an eligible proceeding, unless such individual did not act honestly and in good faith with a view to the best interests of the company or, in the case of an eligible proceeding other than a civil proceeding, if such individual did not have reasonable grounds for believing his or her conduct in respect of which the proceeding was brought was lawful. In the case of a suit by or on behalf of the corporation or an associated corporation, a court must approve the indemnification.

Our Notice of Articles provide that we shall indemnify past and present directors against all eligible penalties to which such person is or may be liable, and we will, after the final disposition of an eligible proceeding, pay the expenses actually and reasonable incurred by such person in respect of that proceeding.

On February 25, 2022, we entered into agreements with our directors and certain officers (each an "Indemnitee" under such agreements) to indemnify the Indemnitee, to the fullest extent permitted by law and subject to certain limitations, against all liabilities, costs, charges and expenses reasonably incurred by an Indemnitee in an action or proceeding to which the Indemnitee was made a party by reason of the Indemnitee being an officer or director of (i) our company or (ii) an organization of which our company is a shareholder or creditor if the Indemnitee serves such organization at our request.

We maintain insurance policies relating to certain liabilities that our directors and officers may incur in such capacities.

Item 9. Exhibits

Exhibit Number	Description

4.1	Form of Underwriter Warrant For U.S. IPO (incorporated by reference to Exhibit 4.1 to the Company's Form F-1 filed with the SEC on November 7, 2022).

4.2	Form of Warrant Agency Agreement for U.S. IPO Warrants (incorporated by reference to Exhibit 4.2 to the Company's Form F-1 filed with the SEC on November 7, 2022).

4.3	Form of U.S. IPO Warrant (incorporated by reference to Exhibit 4.3 to the Company's Form F-1 filed with the SEC on November 7, 2022).

4.4	Form of U.S. IPO Pre-funded Warrant (incorporated by reference to Exhibit 4.4 to the Company's Form F-1 filed with the SEC on November 7, 2022).

4.5	Form of Warrant Indenture for Canadian Warrants (incorporated by reference to Exhibit 4.5 to the Company's Form F-1 filed with the SEC on November 7, 2022).

4.6	Form of Warrant Certificate for Canadian Warrants (incorporated by reference to Exhibit 4.6 to the Company's Form F-1 filed with the SEC on November 7, 2022).

4.7	Form of Canadian Compensation Option Certificate (incorporated by reference to Exhibit 4.7 to the Company's Form F-1 filed with the SEC on November 7, 2022).

4.8	Common Share Purchase Warrant Indenture between KWESST Micro Systems Inc. and TSX Trust Company, dated April 29, 2021 (incorporated by reference to Exhibit 10.7 to the Company's Form F-1 filed with the SEC on September 16, 2022).

4.9	First Supplemental Warrant Indenture between KWESST Micro Systems Inc. and TSX Trust Company, dated August 25, 2021 (incorporated by reference to Exhibit 10.8 to the Company's Form F-1 filed with the SEC on September 16, 2022).

4.10	Form of Private Placement Warrant dated July 21, 2023 (incorporated by reference to Exhibit 4.14 to the Company's Form F-1 filed with the SEC on August 2, 2023).

4.11	Form of Private Placement Pre-funded Warrant dated July 21, 2023 (incorporated by reference to Exhibit 4.15 to the Company's Form F-1 filed with the SEC on August 2, 2023).

4.12	Form of Private Placement Agent's Warrant dated July 21, 2023 (incorporated by reference to Exhibit 4.16 to the Company's Form F-1 filed with the SEC on August 2, 2023).

4.13	CPC Escrow Agreement between Foremost Ventures Corp. and TSX Trust Company, dated May 2, 2018 (incorporated by reference to Exhibit 10.4 to the Company's Form F-1 filed with the SEC on September 16, 2022).

4.14	Surplus Security Escrow Agreement between KWESST Micro Systems Inc. and TSX Trust Company, dated September 17, 2020 (incorporated by reference to Exhibit 10.5 to the Company's Form F-1 filed with the SEC on September 16, 2022).

4.15	Value Security Escrow Agreement between KWESST Micro Systems Inc. and TSX Trust Company, dated September 17, 2020 (incorporated by reference to Exhibit 10.6 to the Company's Form F-1 filed with the SEC on September 16, 2022).

4.16	Form of Warrant (incorporated by reference to Exhibit 4.1 of the Company's Form 6-K, filed with the SEC on August 12, 2024).

4.17	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 of the Company's Form 6-K, filed with the SEC on August 12, 2024).

4.18	Form of Securities Purchase Agreement dated August 9, 2024 between KWESST Micro Systems Inc. and the Purchasers thereto (incorporated by reference to Exhibit 10.1 of the Company's Form 6-K, filed with the SEC on August 12, 2024).

5.1	Opinion of Fasken Martineau DuMoulin LLP

16.1	Letter from KPMG LLP Regarding Change in Certifying Accountant

23.1	Consent of KPMG LLP, independent registered certified public accounting firm.

23.2	Consent of Fasken Martineau DuMoulin LLP (contained in legal opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page to this Registration Statement).

107	Filing Fee Table.

Item 10. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ottawa, Province of Ontario, on September 5, 2024.

KWESST MICRO SYSTEMS INC.

By:	/s/ Sean Homuth
Sean Homuth
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sean Homuth and Kris Denis as his true and lawful attorneys-in-fact, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Sean Homuth		September 5, 2024
Sean Homuth	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Kris Denis		September 5, 2024
Kris Denis	Interim Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ David Luxton		September 5, 2024
David Luxton	Executive Chairman and Director

/s/ Rick Hillier		September 5, 2024
Rick Hillier	Director

/s/ Paul Fortin		September 5, 2024
Paul Fortin	Director

/s/ Paul Mangano		September 5, 2024
Paul Mangano	Director

/s/ Jennifer Walsh		September 5, 2024
Jennifer Walsh	Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of KWESST Micro Systems Inc., has signed this registration statement on September 5, 2024.

Authorized United States Representative

/s/ Paul Mangano
Name:	Paul Mangano
Title:	Director